Exhibit 99.2

Salesforce Announces Appointment of Three New Independent Directors

January 27, 2023

Arnold Donald, Sachin Mehra and Mason Morfit to Join the Company’s Board of Directors

Expresses Gratitude for the Contributions Made by Outgoing Directors

SAN FRANCISCO—(BUSINESS WIRE)— Salesforce (NYSE: CRM), the global leader in CRM, today announced, as part of its ongoing board refreshment process, the following appointments to the Company’s Board of Directors, effective March 1, 2023:

•	Arnold Donald, former President and Chief Executive Officer of Carnival Corporation & plc;

•	Sachin Mehra, Chief Financial Officer of Mastercard; and

•	Mason Morfit, Chief Executive Officer and Chief Investment Officer of ValueAct Capital

In addition, Sanford Robertson and Alan Hassenfeld have notified the Company that they do not intend to stand for re-election at Salesforce’s 2023 Annual Meeting of Stockholders.

“We’re excited to welcome Arnold, Sachin and Mason to the Salesforce Board,” said Marc Benioff, Chair and CEO of Salesforce. “As highly respected business leaders, they each bring valuable experience to further enhance and balance the diverse skills on the Board and advance our value creation initiatives. We look forward to benefiting from their expertise and insights as Salesforce continues to drive durable top- and bottom-line growth and build on our position as the world’s #1 CRM.”

“The addition of these three new independent directors to our Board demonstrates Salesforce’s commitment to ongoing refreshment in action,” said Robin Washington, Lead Independent Director of the Board. “Arnold’s proven cross-industry leadership experience, Sachin’s expansive financial, technology and operational expertise and Mason’s investor perspective and record of helping public companies build sustainable, long-term value will further strengthen our Board’s depth of expertise and diversity of thought. Ensuring we have the right Board in place to guide the Company’s strategy and oversee its ambitious goals continues to be a top priority. Over the past year, we have benefited from the valuable input of our investors and look forward to continuing that dialogue as we drive value for Salesforce shareholders.”

Arnold Donald said: “Salesforce is an industry innovator, disruptor and leader. I believe the Company is uniquely positioned to help its customers around the world succeed in their digital transformations and is on a clear path to deliver increased value for shareholders. I’m eager to bring my experience across industries leading operating and business transformations and I look forward to partnering with the Board to oversee and advance the important efforts underway.”

Sachin Mehra said: “With a strong foundation in place and a powerful platform, Salesforce has many compelling opportunities to accelerate profitable growth. Salesforce shares my commitment to technology-focused and customer-centric innovation, and I look forward to helping the Company continue advancing its strategic vision. The Salesforce Board is world-class, and I’m honored to become a member of the Board.”

Mason Morfit said: “Salesforce has always stood out to us for its technical and business model innovations, its values and its culture. Salesforce is one of the most important software companies in the world, driving digital transformations across the global economy. We have enjoyed working with Marc and the team and look forward to helping them deliver profitable growth and shareholder returns.”

Benioff concluded, “On behalf of Robin, myself, and the entire Board, I would like to express my deepest gratitude to Sandy and Alan for their incredibly valuable service as directors. They have been instrumental in building Salesforce from a small cloud-based software company into a ~$150 billion global leader in CRM. Their insights have helped us navigate through countless pivotal moments, including launching our IPO and overseeing the Company’s growth to industry leadership in more than a dozen product categories. Their mark will forever be ingrained into the bedrock of Salesforce.”

About Arnold Donald

Arnold W. Donald is a recognized leader who brings extensive experience in strategic planning, operations and distribution at large, global businesses to the Salesforce Board, along with corporate governance and risk management experience. Mr. Donald has had a distinguished business career spanning nearly four decades, and he has held senior leadership positions across several industries.

Mr. Donald most recently served as President and CEO of Carnival Corporation & plc from 2013 to 2022, leading the world’s largest cruise company before transitioning to the role of Vice-Chair of the Carnival Corporation & plc Board of Directors through November 2022. As CEO, he oversaw the successful return of Carnival’s fleet into service following the COVID-19 pandemic and led the company to record results pre-pandemic, including achieving the company’s highest profits in its history. He also helped reshape the company’s fleet profile with more efficient and environmentally advanced ships. Mr. Donald was appointed CEO after serving on the Carnival Corporation Board since 2001 and the Carnival plc Board since 2003.

Earlier in his career, he served in a variety of senior leadership positions in several industries, including CEO positions at The Executive Leadership Council, The Juvenile Diabetes Research Foundation International, and global manufacturer Merisant Company, as well as more than 23 years in several senior leadership positions at Monsanto, culminating in his position as Senior Vice-President and President of its Nutrition and Consumer sector.

Mr. Donald is Chair of the World Travel and Tourism Council, and has extensive public company director experience, including currently serving on the board of the Bank of America Corporation. He has previously served on the boards of Crown Holdings, Inc., Laclede Group (now Spire Global, Inc.), Oil-Dri Corporation of America, ScottsMiracle-Gro Company, Russell Corp, LLC, Belden Inc., and Strategic Distribution, Inc., among others.

Mr. Donald earned a B.A. in economics from Carleton College, a B.S. in mechanical engineering from Washington University in St. Louis, and an M.B.A. from The University of Chicago Booth School of Business.

About Sachin Mehra

Sachin Mehra is a prominent business executive who has risen through the ranks and held several leadership roles, including more than 12 years at Mastercard. He brings deep technology, financial and operational expertise at a large customer-centric public company to the Salesforce Board, along with global career experience in locations such as New York, Belgium, Singapore and China.

Mr. Mehra currently serves as the Chief Financial Officer of Mastercard, a position he has held since April 2019. In his role and as part of the Company’s management committee, Mr. Mehra is responsible for corporate controller, tax, internal audit, investor relations, strategy, mergers and acquisitions, financial planning and analysis, treasury, risk management, global supply chain, business unit finance and regional finance activities.

Prior to his tenure at Mastercard, Mr. Mehra spent three years at Hess Corporation where he left as Vice President and Treasurer. Before that, he was General Director, New York Treasurers Office at General Motors.

Mr. Mehra earned a B.Com from the University of Mumbai, and an M.B.A. from the University of Virginia, Darden School of Business.

About Mason Morfit

Mason Morfit is a Partner, the Chief Executive Officer and Chief Investment Officer of ValueAct Capital, a San Francisco-based investment firm with more than $12 billion in assets under management.

Mr. Morfit has experience serving on boards since 2005, and is a former director of Microsoft Corporation, Advanced Medical Optics, Inc., C.R. Bard, Inc., Immucor, Inc., MSD Performance, Inc., Solexa, Inc. and Valeant Pharmaceuticals International.

Before joining ValueAct Capital in January 2001, Mr. Morfit worked in equity research for Credit Suisse First Boston where he focused on the managed care industry. He has also lectured on issues of corporate governance and executive compensation at Stanford Law School’s Director’s College, the Graduate School of Business at Stanford University, and the Haas School of Business at the University of California, Berkeley.

Mr. Morfit is a member of the Advisory Council for Princeton University’s Woodrow Wilson School of Public and International Affairs and serves on the Board of Directors of the Tipping Point Community.

Mr. Morfit earned a B.A. in Political Economy from Princeton University.

About Salesforce

Salesforce, the global CRM leader, empowers companies of every size and industry to digitally transform and create a 360° view of their customers. For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

Mike Spencer

Salesforce

Investor Relations

415-536-6250

investor@salesforce.com

Carolyn Guss

Salesforce

Public Relations

415-536-4966

pr@salesforce.com

Source: Salesforce